Execution Version

LETTER OF CREDIT AGREEMENT

by and between

BARCLAYS BANK PLC

and

THE AES CORPORATION

Dated as of
December 8, 2025

This LETTER OF CREDIT AGREEMENT, dated as of December 8, 2025 (the “Agreement”), is by and between THE AES CORPORATION, a Delaware corporation (the “Company”), and BARCLAYS BANK PLC (the “Bank”).
RECITALS:
The Company wishes the Bank to issue, from time to time, from and after the date hereof, one or more Letters of Credit (as defined below) for the account of the Company, and the Bank is willing to issue such Letters of Credit, all on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Company and the Bank agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
Section 1.1.    Definitions. As used in this Agreement, the following terms have the following definitions:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
“Agreement” has the meaning assigned in the Preamble of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption including, without limitation, the U. S. Foreign Corrupt Practices Act.

“Banking Day” means a day when the Bank’s New York Branch is open for business.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” has the meaning assigned in the Preamble of this Agreement.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230, as amended, modified, or supplemented from time to time.
“Closing Date” means the date on which the conditions set forth in Section 3.1 shall have been satisfied (or waived in accordance with Section 7.1, which shall be December 8, 2025.
“Company” has the meaning assigned in the Preamble of this Agreement.
“Customer” has the meaning assigned in Section 7.16.
“Default” means an Event of Default or any event or condition which, upon notice, lapse of time or both pursuant to Section 6.2, would, unless cured or waived, become an Event of Default.
“Demand” means any sight draft, electronic or telegraphic or SWIFT transmission, or other written demand drawn or made, or purported to be drawn or made, under or in connection with any Letter of Credit.
“Designated Courts” has the meaning assigned in Section 7.14.
“Dollars” or “$” means the lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned in Section 6.2.
“Evergreen Letter of Credit” has the meaning assigned in Section 2.2(b).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Bank or required to be withheld or deducted from a payment to the Bank, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of the Bank being organized under the laws of, or having its principal office or, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) U.S. federal withholding Taxes imposed on amounts payable to the Bank under the law in effect at the time the Bank becomes a party to this Agreement (or designates a new lending office other than a new lending office designated at the request of the Borrower), (iii) Taxes attributable to the

Bank's failure to comply with Section 2.8(b) of this Agreement and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Eighth Amended and Restated Credit Agreement dated as of September 24, 2021 among the Company, the lenders party thereto from time to time, and Citibank N.A., as the administrative agent, as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of August 23, 2022. Unless otherwise expressly specified, each reference to the Existing Credit Agreement in this Agreement shall be a reference to the Existing Credit Agreement as in effect on the date hereof.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means the letter agreement dated the Closing Date, by and between the Company and the Bank.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.
“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Indemnified Person” has the meaning assigned in Section 7.4(a).
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement or the Fee Letter, and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or any of its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other relief.
“ISP” means the International Standby Practices (1998) ICC Publication No. 590, or the version most recently published by the International Chamber of Commerce.
“Issuance Period” means the period beginning on the Closing Date and ending five (5) Banking Days prior to the Issuance Termination Date.

“Issuance Termination Date” means the earlier to occur of (i) December 8, 2027, and (ii) the date of termination in whole of the LC Commitment Amount available to the Borrower pursuant to the definition of LC Commitment Amount or Section 6.3.
“LC Application” has the meaning assigned in Section 2.2(a).
“LC Commitment Amount” means $200,000,000; provided, that the Company may, upon at least three (3) Banking Days’ prior written notice to the Bank, terminate in whole or reduce ratably in part the LC Commitment Amount; provided, further, that (a) each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (b) no such termination or reduction shall be made that would reduce the aggregate LC Commitment Amount to an amount less than the LC Outstandings on the date of such termination or reduction. Each such notice of termination or reduction shall be irrevocable. For the avoidance of doubt, (A) concurrent with the issuance of any notice of termination in whole of the LC Commitment Amount, the Company shall provide cash collateral in accordance with Section 2.12 with respect to any outstanding Letters of Credit, and (B) concurrent with any notice of reduction, to the extent the aggregate amount of LC Outstandings exceeds the LC Commitment Amount (as in effect after giving effect to such reduction), the Company shall provide cash collateral with respect to the amount of such excess in an amount equal to 103% of such excess.
“LC Disbursement” has the meaning assigned in Section 2.3.
“LC Outstandings” means, on any date of determination, the sum of (i) the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Company on such date with respect to payments made by the Bank under any Letter of Credit.
“Letter of Credit” means any standby letter of credit issued by the Bank in a form acceptable to the Bank and pursuant to the terms of this Agreement as an irrevocable undertaking to make payment triggered by a failure to perform a nonfinancial contractual obligation, including, without limitation, any standby letter of credit issued (a) to ensure the performance of services or the delivery of goods or (b) primarily for the purpose of securing performance obligations of the Company or any of its Subsidiaries to Governmental Authorities.
“Margin Stock” has the meaning assigned to that term in Regulation U issued by the Board of Governors of the Federal Reserve System.
“Material Adverse Effect” means a material adverse effect on (i) the business, consolidated results of operations, or consolidated financial condition of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its material obligations under this Agreement or the Fee Letter, or (iii) the rights of and remedies available to the Bank under this Agreement.
“Obligations” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owing to the Bank under or in connection with this Agreement, the Fee Letter or any Letter of Credit, in each case whether primary, secondary, direct, indirect, joint, several, joint and several, contingent (including the undrawn amount of each Letter of Credit), fixed or otherwise, including the obligation to provide cash collateral pursuant to this Agreement and including interest accruing at the rate provided in this Agreement on or after the commencement of any Insolvency Proceeding, whether or not allowed or allowable.

“Order” means any writ, judgment, injunction, decree or similar order of any Governmental Authority.
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Tax (other than connections arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or the Fee Letter, or sold or assigned an interest hereunder).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or the Fee Letter, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“PATRIOT Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Bank) or any similar release by the Federal Reserve Board (as determined by the Bank).
“Related Parties” means with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Sanctioned Country” means a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means (a) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person that is the subject or target of Sanctions by virtue of being owned or controlled by or acting on behalf of any such Person described in the preceding clause (a) or (b), or (d) any Person, to the Company’s knowledge, with which the Bank is prohibited under Sanctions relevant to it from dealing or engaging in transactions. For purposes of the foregoing, control of a Person shall be deemed to include where a Sanctioned Person (i) owns or has power to vote 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of the Person or other individuals performing similar functions for the Person, or (ii) has the power to direct or cause the direction of the management and policies of the Person, whether by ownership of equity interests, contracts or otherwise.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, or His Majesty’s Treasury of the United Kingdom.
“Stated Expiry Date” means the stated expiration date of any Letter of Credit issued pursuant to this Agreement; provided, however, that no Stated Expiry Date may be requested or included in any such Letter of Credit where (a) such date would be later than the fifth Banking Day preceding the Termination Date or (b) such date would be later than one year after the date of issuance of such Letter of Credit (subject, for the avoidance of doubt, to the ability to provide for an automatic renewal mechanic in accordance with the terms hereof).
“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such a Person, or one or more Subsidiaries, or by such Person and one or more of its Subsidiaries.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier to occur of (a) the Issuance Termination Date, and (b) the date of termination in whole of the LC Commitment Amount available to the Company pursuant to the definition of “LC Commitment Amount” or Section 6.3.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and (d) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.
Section 1.3.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.
Section 1.4.    Incorporation by Reference. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Existing Credit Agreement.
ARTICLE 2
ISSUANCE OF LETTERS OF CREDIT;
REIMBURSEMENT AND OTHER PAYMENTS
Section 2.1.General. Subject to the terms and conditions set forth herein, the Company may from time to time request the Bank to issue Letters of Credit denominated in Dollars for its own account, in such form as is acceptable to the Bank in its reasonable determination. The Bank agrees, on the terms and conditions set forth herein, to issue Letters of Credit during the Issuance Period in an aggregate amount not to exceed at any time the LC Commitment Amount.
Section 2.2.Procedure for Issuing Letters of Credit.
(a)In order to request the issuance of a Letter of Credit, or the extension, amendment or modification of an existing Letter of Credit, the Company shall deliver to the Bank an application on the Bank’s standard form of Letter of Credit application requesting the issuance, extension, amendment or modification of a Letter of Credit (an “LC Application”), setting forth, together with any other information required by the LC Application, the following information with respect to the requested Letter of Credit: (i) the proposed issuance date (or in the case of an extension, amendment or modification, the proposed date of such extension, amendment or modification); (ii) the proposed stated amount; (iii) the proposed expiry date (and with respect to any proposed extension, the proposed extended expiry date); (iv) the name and address of the applicant (which shall be the Company); (v) the name and address of the beneficiary; (vi) the documents, if any, to be presented by the beneficiary in case of any Demand; (vii) the full text of any certificate to be presented by the beneficiary in case of any Demand; and (viii) such other matters as shall be necessary to prepare the Letter of Credit (including, with respect to any amendment or modification, the proposed terms of such amendment or modification). Letters of Credit may only be denominated in Dollars. Each request for issuance, extension, amendment or modification shall be irrevocable unless modified or rescinded by the Company prior to the issuance, extension, amendment or modification by the Bank of the requested or applicable Letter of Credit. Upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the Bank shall make best efforts to issue, extend, amend or modify such Letter of Credit no later than three (3) Banking Days after delivery of the corresponding LC Application from the Company; provided, however, no Letter of Credit shall be requested, issued, extended, amended or modified hereunder if, after the issuance, extension, amendment or modification thereof, (x) the LC Outstandings would exceed the LC Commitment Amount, (y) the Stated Expiry Date of such Letter of Credit would occur more than twelve (12) months after the date of issuance or most recent extension, or (z) the Stated Expiry Date of such requested Letter of Credit would occur after the Termination Date.
(b)If the Company so requests in any notice requesting the issuance of a Letter of Credit (or the amendment of an outstanding Letter of Credit), the Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit shall permit the Bank to prevent any such extension, in its sole discretion, at least once in each one-year period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such one-year period to be agreed upon by the Company and the Bank at the time such Letter of Credit is issued and that any such Evergreen Letter of Credit shall not extend past the Termination Date.
(c)The Bank shall have no obligation to issue, extend, amend or modify any Letter of Credit if any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Bank from issuing, extending, amending or modifying such Letter of Credit, any law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance, extension, amendment or modification of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated or required to be compensated hereunder), which restriction, reserve or capital requirement was not in effect on the date hereof, or shall impose upon the Bank any loss, cost or expense (not reimbursed or required to be reimbursed hereunder) that was not applicable on the date hereof and that the Bank in good faith deems material to it, or the issuance, extension, amendment or modification of such Letter of Credit would violate one or more policies of the Bank applicable to letters of credit generally.
Section 2.3.Reimbursement. If the Bank shall make any payment or disbursement pursuant to or in respect of a Demand (each, an “LC Disbursement”), the Company shall pay to the Bank on the immediately succeeding Banking Day, in same day funds, an amount equal to such LC Disbursement.
Section 2.4.Interest on Overdue Amounts. If the Company fails to reimburse the Bank for any LC Disbursement or if the Company fails to pay any other amount owing hereunder in full on the date due, then the unpaid amount thereof shall bear interest (computed on the basis of a year of 360 days and the actual number of days elapsed), for each day from and including the date of such LC Disbursement or payment default, as applicable, to but excluding the date on which payment is actually made by the Company, at the Prime Rate plus 2.0%.

Section 2.5.Fees. The Company shall pay to the Bank the fees payable in such amounts and on such terms as set forth in the Fee Letter, together with such other standard administrative fees as separately notified by the Bank to the Company from time to time.
Section 2.6.Payment Instructions. All payments by the Company to the Bank hereunder shall be made in immediately available funds, free of any reduction and without set-off or counterclaim. Payments in Dollars shall be made at or prior to 2:00 p.m., New York time, by wire transfer to such account or accounts as the Bank may notify the Company in writing.
Section 2.7.Additional Costs. If any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement, including any capital adequacy costs, against letters of credit issued by the Bank or (ii) impose on the Bank any other condition regarding any Letter of Credit, and the result of any event referred to in clause (i) or (ii) of this Section 2.7 shall be to increase the cost to the Bank of issuing or maintaining such Letter of Credit in any amount deemed material by the Bank, which cost, in the Bank’s judgment, cannot reasonably be avoided by the Bank, then, upon written notice from the Bank, the Company shall promptly pay to the Bank an amount equal to such cost, the Bank’s determination of which will be conclusive in the absence of manifest error. All amounts contemplated in this Section 2.7 that are not paid within 10 days following such notice will bear interest at the rate set forth in Section 2.4. All requests, rules, guidelines, requirements and directives promulgated by Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States or foreign regulatory authorities, in each case pursuant to Basel III and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or an implementation thereof shall, in each case, be deemed a change in law regardless of the date enacted, adopted or issued.
Section 2.8.Net Payment. (a) All amounts payable by the Company hereunder will be paid in full, free of all Taxes now or hereafter levied, collected, withheld, assessed or otherwise imposed, except as required by applicable law. If any Taxes are so levied or imposed, the Company shall be entitled to withhold. If such Taxes are Indemnified Taxes, the Company agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, after withholding or deduction or on account of any Taxes, will not be less than the amount provided for herein. The Company shall promptly furnish to the Bank tax receipts or other evidence of the payment by the Company of any such Taxes that are due under applicable law and, if the Bank pays any such Taxes, the Bank shall furnish to the Company copies of tax receipts evidencing such payment by the Bank. If any taxing authority shall at any time assert that the Bank is required to pay any such Taxes with respect to payments made by the Company under this Agreement, then the Company shall pay (if such Taxes are Indemnified Taxes) such additional amount to the Bank as may be necessary in order that the actual amount received by Bank after all Taxes (and after payment of any additional Taxes due as a consequence of the payment of such additional amount) shall equal the amount that would have been received by the Bank if such Taxes were not required. Whenever any such Taxes are required to be withheld or deducted from any amounts payable to the Bank hereunder, the Company shall pay such Taxes to the appropriate taxing authority for the account of the Bank and, as promptly as possible thereafter, send to the Bank an official receipt showing payment thereof, together with such additional documentary evidence as may be reasonably required from time to time by the Bank. If the Company fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit any such official receipts or other required documentary evidence, the Company agrees to indemnify the Bank for and to hold the Bank harmless from and against any incremental taxes, interest or penalties that may become payable by the Bank as a result of such failure, and (b) the Bank shall deliver to the Company the same documentation as is required to be delivered pursuant to Section 2.15(g) of the Existing Credit Agreement; provided that the Bank shall be deemed to satisfy its obligation hereunder so long as the Bank is in compliance with Section 2.15(g) of the Existing Credit Agreement.
Section 2.9.Reliance. Without limiting any other provision of this Article 2, for purposes of this Article 2 the Bank may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by the Company.
Section 2.10.Inconsistency. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any LC Application or other agreement submitted by the Company to, or entered into by the Company with, the Bank relating to any Letter of Credit issued by the Bank, the terms and conditions of this Agreement shall control.
Section 2.11.Payment Terms. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest. Notwithstanding anything to the contrary contained herein, if the Termination Date shall occur on a date other than a Banking Day, the Company shall repay to the Bank on the next preceding Banking Day prior to the Termination Date the aggregate amount of the Letters of Credit then outstanding.
Section 2.12.Cash Collateralization. Notwithstanding anything to the contrary herein, to the extent at any time any Letter of Credit has a Stated Expiry Date that is later than the Termination Date, the Company shall cash collateralize on the date that is five Banking Days immediately preceding the Termination Date the stated undrawn amount of such Letter of Credit in an amount equal to 103% of such undrawn stated amount pursuant to documentation in form and substance satisfactory to the Bank. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Application or other agreement related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE 3
CONDITIONS PRECEDENT
Section 3.1.    Conditions Precedent.
(a)This Agreement shall be effective upon the Bank having received all of the following, each of which shall be in form and substance satisfactory to the Bank:
(i)a fully executed version of (A) this Agreement and (B) the Fee Letter;
(ii)a certificate of an officer of the Company, dated the Closing Date, certifying (A) the name and true signatures of the officers of the Company authorized to sign this Agreement and any documents related hereto, (B) that attached thereto is a true, correct and complete copy of the articles of incorporation and bylaws of the Company as in effect on such date, and (C) that attached thereto are copies of the resolutions of the board of directors of the Company evidencing that the Company’s execution, delivery and performance of this Agreement and the Fee Letter have been duly authorized by all necessary corporate action;
(iii)a certificate from the Secretary of State of Delaware (dated not more than 30 days prior to the Closing Date) attesting to the continued existence of the Company in that State;
(iv)one or more favorable opinions of counsel (including the opinion of in-house counsel and special New York counsel) for the Company in form and substance reasonably satisfactory to the Agent;
(v)if requested at least ten Banking Days prior to the Closing Date, the documentation and other information requested by the Bank in order to comply with requirements of the PATRIOT Act and applicable “know your customer” and anti-money laundering rules and regulations; including a Beneficial Ownership Certification in relation to the Company (or a certification that the Company qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), at least three (3) Banking Days prior to the Closing Date;
(vi)the Bank shall have received a closing certificate in form reasonably acceptable to the Bank, dated the Closing Date and executed by a responsible officer of the Company, certifying as to each of the conditions precedent set forth in Section 3.1(b)(i); and
(vii)such other documents, instruments, approvals as the Bank may require from time to time.
(b)It shall be a condition precedent to the effectiveness of this Agreement and the issuance, extension, amendment or other modification by the Bank of any Letter of Credit that:
(i)(A) the representations and warranties contained in Section 5.1 hereof shall be true and correct on and as of the date of effectiveness of this Agreement and on and as of the date of issuance, extension, amendment or other modification of each Letter of Credit as though made on and as of such date and (B) no event has occurred and is continuing, or, in the case of an issuance, extension, amendment or other modification by the Bank of any Letter of Credit, would result from such issuance, extension, amendment or other modification that constitutes a Default; and
(ii)all fees due hereunder or in connection herewith, including, but not limited to, the fees payable on the Closing Date pursuant to the Fee Letter, shall have been irrevocably paid in full.
The submission by the Company of an LC Application shall be deemed to be a representation that the condition precedent set forth in Section 3.1(b)(i) is true and correct as of the date of such LC Application and as of the date of such the contemplated issuance, extension, amendment or other modification of any Letter of Credit.

ARTICLE 4
OBLIGATIONS ABSOLUTE
Section 4.1.    Obligations of the Company. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
(a)the existence of any claim, set-off, defense or other rights that the Company, any other party guaranteeing or otherwise obligated with the Company, or any other Person may at any time have against the beneficiary under any Letter of Credit, the Bank or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;
(b)any Demand or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(c)the insolvency or bankruptcy of any Person;
(d)any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision of any of the foregoing;
(e)any change in the time, manner, or place of payment of, or in any other term of, any obligation of the Company or any other Person in respect of this Agreement, any Letter of Credit, or any related document or instrument or any other amendment or waiver of or any consent to departure from any of the foregoing; or
(f)any other act, or omission to act, or delay of any kind of the Bank or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 4.1, constitute a legal or equitable discharge of the Company’s obligations hereunder.
Section 4.2.    Actions by the Bank. The Company agrees that any action or omission by the Bank or any of the Bank’s correspondents in connection with the Letters of Credit or presentation thereunder will be binding on the Company and will not result in any liability to the Bank or any of the Bank’s correspondents in the absence of the gross negligence or willful misconduct of the Bank or the Bank’s correspondents, as the case may be. Without limiting the generality of the foregoing, the Bank and each of the Bank’s correspondents (i) may rely on any oral or other communication believed in good faith by the Bank or such correspondent to have been authorized or given by or on behalf of the Company; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) will not be liable to the Company for any consequential, indirect, punitive, exemplary or special damages, or for any damages resulting from any change in the value of any property relating to the Letters of Credit; (iv) may honor any Demand (whether such Demand is presented before or after the expiration of the Letter of Credit under which it is presented and whether such Demand has been previously dishonored) pursuant to a court order, to settle or compromise any claim that the Demand was wrongfully dishonored, or otherwise, and in such case the Bank shall be entitled to reimbursement from the Company of the amount, including any interest, the Bank so pays to the same extent as if the Bank had initially honored such Demand; (v) may honor any Demand that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being separately delivered), and will not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (vi) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vii) may settle or adjust any claim or demand made on the Bank in any way related to an Order; and honor any Demand in connection with a Letter of Credit that is the subject of such Order, notwithstanding that any Demand or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
Section 4.3.    Payment of Demand. The Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt of such Demand, and shall notify the Company of such Demand and whether the Bank has made or will make an LC Disbursement thereunder as promptly as possible; provided that any failure to give or delay in giving such notice will not relieve the Company of its obligation to reimburse the Bank with respect to any such LC Disbursement.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
Section 5.1.    Representations and Warranties of the Company. The Company represents and warrants as follows:
(a)The Company is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) duly qualified to do business as a foreign organization in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its business, condition (financial or otherwise), operations, properties or prospects.
(b)The execution, delivery and performance by the Company of this Agreement and the Fee Letter, are within the Company’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Company’s organizational documents, (ii) law applicable to the Company or its properties, or (iii) any contractual or legal restriction binding on or affecting the Company or its properties, in the case of clauses (ii) and (iii) above, except where such failure would result in a Material Adverse Effect.
(c)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the Fee Letter.
(d)Each of this Agreement and the Fee Letter has been duly executed and delivered by it, and each of this Agreement and the Fee Letter is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(e)The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of (a) the Company or any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company, or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Company and its Subsidiaries are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions.
(f)The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
(g)The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
ARTICLE 6
COVENANTS OF THE COMPANY; EVENTS OF DEFAULT; REMEDIES
Section 6.1.    Covenants of the Company. The Company covenants and agrees with the Bank that, until all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full and all interest, fees and other expenses or amounts payable hereunder or under the Fee Letter, if any, shall have been paid in full, and unless the Bank shall otherwise consent in writing:
(a)The Company shall comply at all times with the covenant set forth in Section 5.01(a) of the Existing Credit Agreement (Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes; Inspection Rights). For purposes of this clause (a), the term “Existing Credit Agreement” shall refer to the Existing Credit Agreement as in effect on the date hereof and the Existing Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.
(b)The Company shall deliver to the Bank such information that is required to be furnished pursuant to Section 5.01(c) of the Existing Credit Agreement (Reporting Requirements), within the timeframes and subject to the requirements specified therein; provided, however, that any “Default” or “Event of Default” shall be deemed to refer to such terms as defined in the Existing Credit Agreement and as defined herein. For purposes of this clause (b), the term “Existing Credit Agreement” shall refer to the Existing Credit Agreement as in effect on the date hereof and the Existing Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.
(c)The Company will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(d)The Company shall perform any and all acts and execute any and all additional documents as may be reasonably requested from time to time by the Bank to give effect to the purposes of this Agreement.
(e)The Company shall not merge with or into or consolidate with or into any other Person, except that the Company may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) the Company is the surviving Person or the merger is to effect a change in the Company’s form of organization permitted by the proviso in Section 5.01(a)(ii) of the Existing Credit Agreement, (ii) no event shall have occurred and be continuing that constitutes an Event of Default (as defined in the Existing Credit Agreement) or would constitute an Event of Default (as defined in the Existing Credit Agreement) but for the requirement that notice be given or time elapse or both, and (iii) the Company shall not allow its property to be subject to any Lien which would not be permissible with respect to it or its property under the Existing Credit Agreement on the date of such transaction.
(f)The Company (i) shall use the proceeds of each Letter of Credit issued hereunder solely to (x) support the development, redevelopment, installation, interconnection, expansion, maintenance, construction, repowering and/or operation of renewable power generation facilities and related equipment related to wind and/or solar (including, without limitation, energy storage systems) and (y) subject to the prior written consent of the Bank in its sole discretion, backstop other letters of credit issued to support any of the foregoing, and (ii) shall not use the proceeds of any Letter of Credit to buy or carry Margin Stock in violation of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time.
(g)The Company will not request any Letter of Credit, or use or permit any of its Subsidiaries or its or their respective directors, officers, employees and agents to use any Letter of Credit or the proceeds of any Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;
(h)The Company will not permit the Recourse Debt to Cash Flow Ratio as of the last day of each March, June, September and December to be more than 5.75 to 1.00.
Section 6.2.    Events of Default. Each of the following will constitute an event of default hereunder (an “Event of Default”):
(a)Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement, the Fee Letter or any Letter of Credit shall prove to have been incorrect or misleading in any material respect when made or deemed made.
(b)The Company fails to reimburse the Bank for any LC Disbursement when and as the same becomes due and payable, whether at the due date thereof, by acceleration or otherwise.
(c)The Company fails to make any payment of interest on any LC Disbursement or any other amount (other than an amount referred to in subsection (b) above) payable under this Agreement within five (5) Banking Days after the same becomes due and payable.
(d)The Company fails to duly observe or perform any covenant, condition or agreement contained in Section 6.1(a) (to the extent incorporating Section 5.01(a)(ii) of the Existing Credit Agreement), Section 6.1(b) (to the extent incorporating Section 5.01(c)(iii) of the Existing Credit Agreement), Section 6.01(c), Section 6.1(e), Section 6.1(f), Section 6.1(g) or Section 6.1(h).
(e)The Company fails to duly observe or perform any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Bank.

(f)The Company or any Significant Subsidiary shall fail to pay any principal of or premium or interest on any Debt of the Borrower or such Significant Subsidiary that is outstanding in a principal amount in excess of $200,000,000 in the aggregate (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.
(g)The Company or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Significant Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any Significant Subsidiary shall take any corporate or other organizational action to authorize or to consent to any of the actions set forth above in this subsection (g).
(h)Any judgment or order for the payment of money in excess of $200,000,000 shall be rendered against the Company or any Significant Subsidiary and such judgment shall not have been vacated or discharged or such judgment or execution thereof shall, for a period of 60 days, failed to be stayed (pending appeal or otherwise).
(i)An “Event of Default” occurs under, and as defined in, the Existing Credit Agreement after giving effect to any applicable cure or grace period or notice requirements thereunder; provided that for purposes of this clause (i), (x) the definition of “Event of Default” under the Existing Credit Agreement shall apply notwithstanding that (A) the Bank or one of its affiliates may cease to be a “Lender” under and as defined in the Existing Credit Agreement or (B) the Existing Credit Agreement is terminated or replaced, and (y) no effect shall be given hereunder to any waiver of any “Event of Default” under the Existing Credit Agreement or any subsequent amendment of the definition of “Event of Default” under the Existing Credit Agreement; provided, further, that for purposes of this clause (i), the term “Existing Credit Agreement” shall refer to the Existing Credit Agreement as in effect on the date hereof and the Existing Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.
Section 6.3.    Remedies. (a) Upon the occurrence of any Event of Default (other than an event with respect to the Company described in clause (g) of Section 6.2), the Bank may, by notice to the Company, (i) declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable by the Company, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and (ii) demand that the Company pay, whereupon the Company shall be obligated to pay forthwith, an amount in immediately available funds (which funds shall be held by the Bank as collateral to secure the Obligations hereunder for the duration of such Event of Default pursuant to arrangements satisfactory to the Bank) equal to 103% of the sum of the aggregate of the amounts undrawn and available to be drawn under all Letters of Credit outstanding on such date as cash collateral for such Letters of Credit; and, in case of any event with respect to the

Company described in clause (g) of Section 6.2, all Obligations shall become immediately and automatically due and payable, and the obligation of the Company to pay cash collateral as aforesaid shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
(b)    If any Event of Default shall have occurred and be continuing, the Bank may, without notice to the Company except as required by law and at any time or from time to time, charge, set-off, and otherwise apply any deposits of the Company held by the Bank or any affiliate of the Bank (including unmatured time deposits and certificates of deposit) against the Obligations or any part thereof.
ARTICLE 7
MISCELLANEOUS
Section 7.1.    Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Bank or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 7.2.    Notices. All notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service or electronic communication as follows:
If to the Company:     The AES Corporation
            4300 Wilson Boulevard
            Arlington, VA 22203
            Attention: Treasury Department
            Email: Jeff.MacKay@aes.com

With copy to:
Attention: AES Corporate Legal Notices
Email: aescorplegalnotices@aes.com

If to the Bank:        Barclays Bank PLC
            745 Seventh Avenue, 7th Floor
            New York, NY 10019
            Attention: Nnamdi Otudoh / Letters of Credit Department
Email: xraletterofcredit@barclays.com and xraBDMLCSUPPORT@barclays.com

Notices sent by hand or overnight courier service will be deemed to have been given when received; notices sent by electronic communication will be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement). The Company and the Bank may each change its address for purposes hereof by notice to the other given in accordance with this Section 7.2.
Section 7.3.    No Waiver; Remedies Cumulative. No failure on the part of the Bank or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof,

nor shall any single or partial exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 7.4.    Indemnification. (a) The Company hereby agrees to indemnify and hold the Bank and each Related Party of the Bank (each, an Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that such Indemnified Person may incur (or which may be claimed against such Indemnified Person by any Person) by reason of or in connection with the execution, delivery or performance of this Agreement or the Fee Letter or any transaction contemplated hereby or thereby, or the use by the Company or any beneficiary of any Letter of Credit of such Letter of Credit, AND THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PERSON, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined in a non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Company’s obligations under this Section 7.4 shall survive the repayment of all amounts owing to any Indemnified Person and the termination or payment of any Letter of Credit. If and to the extent that the obligations of the Company under this Section 7.4 are unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.
(b)    Reliance on Advice of Counsel. The Bank may consult with and employ outside legal counsel to advise it concerning its obligations with respect to any Letter of Credit, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such counsel.
Section 7.5.    Continuing Obligation. This Agreement is a continuing obligation and shall be binding upon and inure to the benefit of and be enforceable by the Bank and the Company and their respective successors, transferees and assigns; provided that the Company may not assign all or any part of its rights or obligations under this Agreement without the prior written consent of the Bank.
Section 7.6.    Liability of the Bank. As between the Company and the Bank, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit; provided however that the Company may have a claim against the Bank and the Bank may be liable to the Company, to the extent, but only to the extent, of any direct (as opposed to consequential, indirect, punitive, exemplary or special) damages suffered by the Company which the Company proves were caused by the Bank’s willful misconduct or gross negligence, in each case as determined by a court of competent jurisdiction by final and non-appealable judgment, in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance, extension, amendment or modification of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Bank in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, or otherwise, (v) errors in the interpretation of technical terms, (vi) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit or (vii) any consequences arising from causes beyond control of the Bank.
Section 7.7.    Costs, Expenses and Taxes. Promptly upon the request of the Bank, the Company shall pay or reimburse the Bank for all reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the execution, delivery, modification and amendment of this Agreement (including with respect to the issuance, amendment, extension or any other modification to any Letter of Credit) including, without limitation, the reasonable and documented attorney’s fees with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement.
Section 7.8.    Governing Law. Except to the extent that any Letter of Credit provides otherwise, the ISP shall apply to each Letter of Credit. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 7.9.    Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 7.10.    Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way offset the validity or enforceability of the other provisions of this Agreement.
Section 7.11.    Execution in Counterparts; Electronic Signatures.
(a)    This Agreement may be executed in counterparts which, taken together, shall constitute an original.
(b)    Delivery of an executed counterpart of a signature page of this Agreement or the Fee Letter by facsimile transmission or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement or the Fee Letter, as applicable. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or the Fee Letter shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 7.12.    Entire Agreement. This Agreement (including the recitals set forth hereinabove), the Letters of Credit, the Fee Letter and the ISP integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

Section 7.13. Electronic Presentation. The Company may request that a Credit be issued in electronic format and instruct Bank to accept drawings or other documentation in electronic format; provided that the Bank (a) is not obligated to issue a Letter of Credit in any particular form including electronic form, (b) may use its electronic signature in issuing any such Letter of Credit, (c) may receive drawings and other documents in an electronic format, (d) may rely on electronic signatures from the Company or the beneficiary of any Letter of Credit without further inquiry as to such electronic signature’s sufficiency or authenticity, and (e) is not obligated to verify that electronically presented data has not been altered in any way, including additions, deletions, or other changes thereto. The Bank has no additional duties or obligations except as otherwise set out in this Agreement with respect to any electronic issuance of Letter of Credits or electronic drawings or other documentation including any liability for the genuineness or enforceability of any electronic presentations.
Section 7.14    Waiver of Jury Trial; Submission to Jurisdiction. EACH OF THE BANK AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT, THE FEE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the Fee Letter (the “Designated Courts”). No action, suit or proceeding with respect to this Agreement may be brought by the Company in any other forum. The Company hereby irrevocably waives all claims of immunity from jurisdiction and any objection which the Company may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.
Section 7.15.    LIMITATION OF LIABILITY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE BANK AND ANY OF ITS SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL EXEMPLARY OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR THE FEE LETTER, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR THE USE BY THE COMPANY OR ANY BENEFICIARY OF ANY LETTER OF CREDIT OF SUCH LETTER OF CREDIT.
Section 7.16.    PATRIOT Act. The Bank hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each customer (including applicants for letters of credit, guarantors and grantors) (collectively, “Customers”), which information includes the name and address of each Customer and other information that will allow such Bank to identify such Customer in accordance with the PATRIOT Act. Accordingly, the Company agrees to provide to the Bank, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Bank to comply with applicable law and the Beneficial Ownership Regulation.
Section 7.17.    Confidentiality. The Bank agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’

respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives on a “need to know” basis (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 7.17, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (C) any credit insurance provider relating to the Company and its obligations, (vii) with the consent of the Company or (viii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 7.17 or (y) becomes available to the Bank or any of its Affiliates on a nonconfidential basis from a source other than the Company. Any Person required to maintain the confidentiality of Information as provided in this Section 7.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits or impedes any individual from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.
Section 7.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party hereto that is an Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

[Remainder of Page Intentionally Left Bank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
THE AES CORPORATION

By:
Name:
Title:

[Signature Page to Letter of Credit Agreement]

BARCLAYS BANK PLC

By:
Name:
Title:
[Signature Page to Letter of Credit Agreement]